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                               ANTS SOFTWARE INC.

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

April 23, 2003

Dear ANTs Shareholders:

It's been a while since my last shareholder letter so I would like to update you on the significant progress we've made since then and discuss one of the issues up for vote at this year's shareholder meeting.

Many of you know that on March 24th, Gary Ebersole accepted the position of President and Chief Operating Officer. Gary is a strong addition to our team with extensive experience bringing database products to market. Gary oversees sales, marketing, and product development and I believe that with his experience, he will rapidly accelerate these efforts.

With Gary's hiring and the recent addition of Steve Messino as VP of Sales, we have reached an important milestone. The company is now laser-focused on sales and marketing. Shortly you'll see changes in how we present ANTs to potential customers (most notably on our web site).

Two recent successes that will undoubtedly help in the sales and marketing effort are the signing of our first license agreement and the announcement that another potential customer is evaluating the ANTs Data Server (ADS).

In early March, Wireless Services Corporation (HTTP://WWW.WIRELESSCORP.COM) which had been evaluating ADS for about six months, signed a license agreement (our first). WSC can now incorporate ADS in its product which is used by wireless carriers to offer (among other things) cell phone text messaging. WSC is a rapidly growing private company and we look forward to a strong relationship with them.

Most recently, Orion Telecommunications, a well-established provider of prepaid calling cards agreed to evaluate ADS. We also recently completed porting ADS to the 64-bit Sun/Solaris platform. Now, with ADS deployable on both Windows and Solaris, the potential market for our product is larger. I encourage you to visit our web site to view the press releases announcing these events.

In the near future we intend to announce the availability of the next version of the ANTs Data Server. This version will include a number of features that will appeal to a wider range of customers, further expanding our market potential. The entire organization is in high gear and focused on one goal for 2003: customers, customers, customers!

Annual Meeting/Proxy Proposals
This year's shareholder meeting will be held May 6th at 2pm at the Crowne Plaza, San Francisco International Airport, 1177 Airport Blvd., Burlingame, California 94010, (650) 342-9200. I encourage you to attend and look forward to meeting those who can.

In this year's proxy, we have four proposals up for your approval:

     1)   John Gaulding and I are up for election to the board of directors
     2) We'd like to amend our Amended and Restated Certificate of Incorporation to authorize 50,000,000 shares of undesignated Preferred Stock, with a par value of $0.0001 per share;

     3) We'd like to amend our 2000 Stock Option Plan to increase the shares reserved under the plan by an additional 1,500,000 shares of Common Stock;
     4) We'd like you to ratify the selection of Burr, Pilger & Mayer, LLP, as independent accountants for the Company for the year ending December 31, 2003

A number of shareholders have inquired about proposal #2. Let me take this opportunity to explain our rationale.

As stated in the proxy statement, one of the reasons is to give management and the board of directors the ability to quickly take advantage of business opportunities. Such opportunities could include: merger, acquisition or a large institutional financing deal. For example: assume that we're presented with an opportunity to raise significant funds from an institutional investor. Most institutional investors require preferred stock when they do this type of deal. If we do not have preferred stock authorized, we would need to convene a special and expensive shareholder vote, a process that could take up to 120 days. During that delay it is possible the deal could grow cold. We would rather avoid both the delay and the expense by getting your approval for the authorization of preferred shares now, as part of the normal proxy process.

I believe that if you were to approve the authorization of preferred shares, you would be providing the management team and the board of directors with an important tool we could use to quickly capitalize on strategic business and financing opportunities. Please note that we do not have any current plans, proposals or arrangements written or otherwise at this time to engage in any business or investment opportunity involving the issuance of preferred stock.

Please note that a majority of all outstanding shares must vote for this proposal in order for the proposal to pass, unlike the other proposals which require only a majority of voted shares. So I urge you to vote on this and all other proposals.

As part of your decision process, I encourage you to review the definitive proxy statement, which contains the full text of each proposal. You can view the proxy statement here:
http://www.sec.gov/archives/edgar/data/796655/000120677403000254/d12316.txt

I look forward to an exciting 2003!

Sincerely,

Frank Ruotolo
Chief Executive Officer

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This letter is not an offer to sell, nor solicitation of offers to buy, securities. This letter contains certain forward-looking statements as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include but are not limited to the following: there can be no assurance that ANTs software inc. (the "Company") will produce the expected results or that it will result in a commercially viable product; that the Company will secure the necessary current and additional financing, intellectual property and staff to support current and future operations. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent form 10-KSB for the fiscal year ended December 31, 2002. The Company undertakes no obligation to revise or publicly release the results of any revision to the forward-looking statements.